Exhibit 23.1


BECKSTEAD AND WATTS, LLP
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CERTIFIED PUBLIC ACCOUNTANTS

                                                     3340 Wynn Road, Suite B
                                                         Las Vegas, NV 89102
                                                                702.257.1984
                                                            702.362.0540 fax

To Whom It May Concern:

We have issued our report dated January 16, 2004, accompanying the financial statements of IT&E International Group on Form S-3 for the years ended December 31, 2003 and 2002. We also conducted reviews of the Form 10Q filings for the interim period ended September 30, 2004. We hereby consent to the incorporation by reference of said reports on the Registration Statement of IT&E International Group on Form S-3 to be filed with the US Securities and Exchange Commission.

Signed,

/s/ BECKSTEAD AND WATTS, LLP
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November 17, 2004